UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 20, 2018

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2018, the Compensation Committee of the Board of Directors of NETGEAR, Inc. (“NETGEAR”) approved the following bonus to Michael A. Werdann, NETGEAR’s Senior Vice President of Worldwide Sales:

•
a $95,000 bonus to reward Mr. Werdann for his outstanding service with and contributions to NETGEAR over an extended period of time, including his role in the initial public offering of shares of common stock of Arlo Technologies, Inc. (the “Arlo IPO”) and the separation of the businesses, assets and liabilities comprising NETGEAR’s Arlo business from NETGEAR and transfer of such businesses, assets and liabilities to Arlo (collectively, the “Arlo Spin-Off”).

Further, the Compensation Committee previously approved the following bonuses to Mr. Andrew Kim, NETGEAR’s Senior Vice President of Corporate Development, General Counsel and Corporate Secretary:

•	a $63,855.01 bonus to reward him for his contributions toward the successful completion of the Arlo IPO; and

•
a $63,855.01 bonus to Mr. Kim to reward him for and incentivize him to help drive the successful completion of the Arlo Spin-Off, conditioned on and contingent upon the successful pro rata distribution of the shares of Arlo common stock held by NETGEAR to the holders of shares of common stock of NETGEAR (the “Distribution”).

The bonus related to the completion of the Arlo IPO was paid to Mr. Kim on August 10, 2018. The bonus related to the completion of the Arlo Spin-Off will be paid to Mr. Kim upon the completion of the Distribution, subject to his continued employment with NETGEAR through that date. The bonus for Mr. Werdann will be paid to him within thirty days of the approval of the bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

By:	/s/ Bryan D. Murray
Name:	Bryan D. Murray
Title:	Chief Financial Officer
Dated: November 21, 2018